EXHIBIT 99.1

CONTACT:

Jeff Macdonald

Acorda Therapeutics, Inc.

(914) 326-5232

jmacdonald@acorda.com

FOR IMMEDIATE RELEASE

Catherine D. Strader, Ph.D., Joins Acorda Therapeutics Board of Directors

ARDSLEY, N.Y. – February 21, 2017 – Acorda Therapeutics, Inc. (Nasdaq: ACOR) today announced that Catherine D. Strader, Ph.D., has joined its board of directors, effective February 17. Dr. Strader is currently a founding partner at Synergy Partners R&D Solutions.

“I am delighted to welcome Dr. Strader to Acorda’s board of directors,” said Ron Cohen, M.D., Acorda's President and CEO. “Catherine brings decades of experience as both a drug developer and biopharmaceutical business executive with an outstanding track record of achievement. I expect her to add significant value to the Board and the Company as we continue to develop our pipeline and grow our business.”

“I am excited to be joining Acorda’s board of directors,” said Dr. Strader. “The Company has a promising pipeline of innovative neurological therapies. I’m looking forward to working with Ron, the Board and the management team to help advance these programs.”

Dr. Strader will be filling a newly-added Board seat and will be up for re-election in 2018.

Prior to founding Synergy Partners R&D Solutions, Dr. Strader held executive leadership positions at both Merck, where she was Vice President and Site Head, and Schering-Plough, where she was Executive Vice President of Discovery Research and Chief Scientific Officer. She has guided more than 50 compounds through drug discovery and development during her career. At Merck, she led an external research initiative, with responsibility for developing and implementing an integrated strategy for building Merck's early pipeline using external sources of innovation.

At Schering-Plough, Dr. Strader had both strategic and operational responsibility for the company’s global small molecule and biologics discovery research portfolio, when she and her team initiated many of the programs that currently populate the Merck portfolio.

Dr. Strader received her B.S. in Chemistry from the University of Virginia and her Ph.D. in Chemistry from the California Institute of Technology. She did her postdoctoral training as a Howard Hughes Fellow in Robert Lefkowitz’s laboratory at Duke University and is the author of more than 150 scientific publications.

About Acorda Therapeutics

Founded in 1995, Acorda Therapeutics is a biotechnology company focused on developing therapies that restore function and improve the lives of people with neurological disorders.

Acorda has an industry leading pipeline of novel neurological therapies addressing a range of disorders, including Parkinson’s disease, migraine and multiple sclerosis. Acorda markets three FDA-approved therapies, including AMPYRA® (dalfampridine) Extended Release Tablets, 10 mg.

For more information, please visit the Company’s website at: www.acorda.com.

Forward-Looking Statement

This press release includes forward-looking statements. All statements, other than statements of historical facts, regarding management's expectations, beliefs, goals, plans or prospects should be considered forward-looking. These statements are subject to risks and uncertainties that could cause actual results to differ materially, including: the ability to realize the benefits anticipated from the Biotie and Civitas transactions, among other reasons because acquired development programs are generally subject to all the risks inherent in the drug development process and our knowledge of the risks specifically relevant to acquired programs generally improves over time; the ability to successfully integrate Biotie’s operations and Civitas’ operations, respectively, into our operations; we may need to raise additional funds to finance our expanded operations and may not be able to do so on acceptable terms; our ability to successfully market and sell Ampyra (dalfampridine) Extended Release Tablets, 10 mg in the U.S.; third party payers (including governmental agencies) may not reimburse for the use of Ampyra or our other products at acceptable rates or at all and may impose restrictive prior authorization requirements that limit or block prescriptions; the risk of unfavorable results from future studies of Ampyra or from our other research and development programs, including CVT-301 or any other acquired or in-licensed programs; we may not be able to complete development of, obtain regulatory approval for, or successfully market CVT-301, any other products under development, or the products that we will acquire when we complete the Biotie transaction; the occurrence of adverse safety events with our products; delays in obtaining or failure to obtain and maintain regulatory approval of or to successfully market Fampyra outside of the U.S. and our dependence on our collaborator Biogen in connection therewith; competition; failure to protect our intellectual property, to defend against the intellectual property claims of others or to obtain third party intellectual property licenses needed for the commercialization of our products; and failure to comply with regulatory requirements could result in adverse action by regulatory agencies.

These and other risks are described in greater detail in our filings with the Securities and Exchange Commission. We may not actually achieve the goals or plans described in our forward-looking statements, and investors should not place undue reliance on these statements. Forward-looking statements made in this press release are made only as of the date hereof, and we disclaim any intent or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

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